UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2006

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49730 (Commission File No.)	22-3374365 (IRS Employer Identification No.)

150 Pierce Street, Somerset, NJ 08873
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (732) 907-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 8.01. OTHER EVENTS.

On November 9, 2006, DOV Pharmaceutical, Inc. (“DOV” or the “Company”) announced that, as required by the Indenture (the “Indenture”) dated as of December 22, 2004 by and between DOV and Wells Fargo Bank, National Association, as Trustee (“Wells Fargo”), it was providing notice of its offer to repurchase to all holders of its 2.50% Convertible Subordinated Debentures due January 15, 2025 (the “Debentures”). DOV was obligated to provide this notice as a result of the delisting of its common stock from The NASDAQ Global Market on October 27, 2006. The delisting of DOV’s common stock from The NASDAQ Global Market constituted a “fundamental change” under the Indenture governing the Debentures. As a result, DOV was obligated under the Indenture to make an offer to repurchase to all holders of its Debentures. There are currently $70 million in aggregate principal amount of Debentures outstanding.

As of November 10, 2006, Holders of the Debentures have the right (the “Option”) to surrender their Debentures for cash as contemplated by the Indenture. Each holder of Debentures has the right to require DOV to repurchase on January 2, 2007 all or any part of such holder’s Debentures at a price equal to $1,012.50 per $1,000 of principal amount at maturity, which amount includes interest accrued but not yet paid, calculated in accordance with the Indenture. If all outstanding Debentures are surrendered for repurchase, the aggregate cash purchase price will be approximately $70.9 million.

As set forth in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, DOV has approximately $47.3 million in cash, cash equivalents and marketable securities that are not subject to restrictions on use, accounts payable and accrued expenses of approximately $12.1 million and $70 million in aggregate principal amount of the Debentures. DOV cannot predict the number of holders of Debentures that will exercise their Option. DOV does not presently have the capital necessary to repurchase all or a significant portion of the Debentures if holders of all or a significant portion of the Debentures exercise their Option. If DOV fails to pay for all Debentures tendered to it for repurchase, an event of default will occur under the Indenture. DOV currently has no commitments or arrangements for any financing; however it continues to explore a variety of initiatives to address its current capital structure issues and improve its liquidity position. The Company has retained Houlihan Lokey Howard & Zukin Capital, Inc. to serve as its financial advisor to assist with its evaluation of strategic alternatives and restructuring efforts with respect to the Debentures. If DOV is unable to raise sufficient funds to repurchase all Debentures tendered to it upon exercise of the Option or if it is unable to restructure its obligations under the Debentures, it may be forced to seek protection under the United States bankruptcy laws.

In the event DOV is unable to repurchase all Debentures tendered to it in response to the Option, such failure to repurchase will constitute an event of default under the Indenture governing the Debentures and all Debentures will remain outstanding.

DOV filed on November 9, 2006 a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission. Additionally, DOV has made available to Debenture holders, through The Depository Trust Company, documents, including the Company Notice, specifying the terms, conditions and procedures for surrendering and withdrawing Debentures for repurchase. Debenture holders are encouraged to read these documents carefully before making any decision with respect to the surrender of Debentures, because these documents contain important information regarding the details of DOV’s obligation to repurchase the Debentures. A copy of the Company Notice and related documents may be obtained by contacting DOV at the number above.

This Current Report on Form 8-K is for informational purposes only and is neither an offer to repurchase nor a solicitation of an offer to sell the Debentures. The offer to repurchase the Debentures is only being made pursuant to the Company Notice and related documents that DOV is distributing to holders of Debentures. The offer to repurchase is not being made to holders of Debentures in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, each as amended, including statements regarding our expectations with respect to the progress of and level of expenses for our clinical trial programs. You can also identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain or even relatively confident. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

•	negotiate with our bond holders;
•	raise substantial additional capital in order to repurchase debentures that a holder tenders to us for repurchase;
•	raise substantial additional capital in order to fund operations;
•	obtain and maintain all necessary patents, licenses and other intellectual property rights;
•	demonstrate the safety and efficacy of product candidates at each stage of development;
•	perform required regulatory close-out activities for our clinical programs for bicifadine, our novel analgesic;
•	meet our development schedule for our product candidates, including with respect to clinical trial initiation, enrollment and completion;
•	meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;
•	meet or require our partners to meet obligations and achieve milestones under our license and other agreements;
•	obtain and maintain collaborations as required with pharmaceutical partners;
•	obtain substantial additional funds; and
•	produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

You should also refer to the risks discussed in our other filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K filed on March 15, 2006 and our quarterly report on Form 10-Q filed on November 9, 2006.  We qualify all our forward-looking statements by these cautionary statements.  Readers should not place undue reliance on our forward-looking statements.  We do not undertake any obligation and do not intend to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV Pharmaceutical, Inc.

Date: November 14, 2006	By:	/s/ Barbara Duncan
Barbara Duncan
President and Chief Financial Officer